Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Ocean Power Technologies, Inc. (the “Company”) on Form S-8 to be filed on or about January 20, 2023 of our report dated July 13, 2022, on our audits of the consolidated financial statements as of April 31, 2022 and 2021 and for each of the years then ended, which report was included in the Company’s Annual Report on Form 10-K filed July 13, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, NJ

January 20, 2023